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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Netscape Communications Corporation and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements of Netscape Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

    We also consent to the incorporation by reference therein of our report dated March 27, 1997 with respect to the financial statement schedule of Netscape Communications Corporation for the year ended December 31, 1996 included in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG, LLP

Palo Alto, California
December 19, 1997